UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 17, 2013
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2013, our Board of Directors, on the recommendation of our Compensation Committee, used its discretion to approve a cash bonus of $250,000 and restricted stock grant of 35,000 shares of our common stock to Mr. David Hall, our Chief Operating Officer and Chief Executive Officer of our wholly-owned subsidiary, Cook Inlet Energy, LLC. The restricted stock grant is contingent upon shareholder approval of an increase in the number of shares available for grant under our 2011 Equity Compensation Plan sufficient to cover this grant and all previously approved awards that have been similarly conditioned. The bonus and restricted stock grant were awarded in recognition of Mr. Hall’s performance during fiscal 2013, which ended on April 30, 2013.

Although Mr. Hall was not awarded an incentive bonus under the fiscal 2013 incentive compensation metrics because the revenue metric and Adjusted EBITDA metric set by the Board were not met, management suggested that Mr. Hall’s leadership in Alaska along with operational performance during the period, including the commencement of our offshore drilling program with Rig-35 and the success of new reworks on wells brought online, nevertheless warranted the award of a bonus to Mr. Hall for fiscal 2013.  The Compensation Committee and Board of Directors considered these points in meetings held on October 11, 2013 and October 17, 2013, respectively, and agreed with management’s assessment, using their discretion to award the bonus described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER ENERGY RESOURCES, INC.

Dated: October 18, 2013	By:	/s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer

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